[EXHIBIT 23.1]

      CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to the incorporation in the Registration Statement under the Securities Act of 1933, as amended, on Form SB-2 (SEC File No. 333-_____) of Epicus Communications Group, Inc. of:

(1) our independent auditor's report dated August 21, 2003 relating to the consolidated balance sheets of Epicus Communications Group, Inc. (a Florida corporation) and Subsidiaries as of May 31, 2003 and 2002 and the related consolidated statements of operations and comprehensive loss, changes in shareholders' equity and cash flows for each of the two years ended May 31, 2003 and 2002, which report appears in the 2003 Annual Report on Form 10-KSB/A of Epicus Communication Group, Inc. and

(2)  our independent accountant's review report dated April
     2, 2004 relating to the unaudited consolidated balance sheets of Epicus Communications Group, Inc. and Subsidiaries as of February 29, 2004 and February 28, 2003 and the related statements of operations and comprehensive loss for the nine and three months ended February 29, 2004 and February 28, 2003 and the statements of cash flows for the nine months ended February 29, 2004, respectively, which report has been separately submitted to management as said report relates our review of the financial statements included in the Quarterly Report on Form 10-QSB for the quarter ended February 29, 2004, pursuant to the requirements of SEC Release 34-42266.

which accompany the appropriate financial statements contained in such Registration Statement under the Securities Act of 1933, as amended, on Form SB-2 and to the use of our name and the statements with respect to us as appearing under the heading "Experts".

                                        /s/ S. W. Hatfield, CPA
                                        ----------------------------
                                        S. W. HATFIELD, CPA
Dallas, Texas
July 13, 2004